                                                                     Exhibit 3.5


           FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP

      This FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is entered into as of June 23, 1998 by and among Beacon Capital Partners, Inc., a Maryland corporation (the "Company"), as general partner (in such capacity, the "General Partner") of Beacon Capital Partners, L.P., a Delaware limited partnership (the "Partnership"), and as attorney-in-fact for the limited partners of the Partnership (collectively, the "Limited Partners"), and Luddite Associates, a general partnership (the "Contributor"), for the purpose of amending the Agreement of Limited Partnership of the Partnership dated March 16, 1998 as amended to date (the "Partnership Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Partnership Agreement.

      WHEREAS, the Contributor has made the Capital Contribution to the Partnership enumerated on Schedule A (the "Contribution") in connection with that certain Contribution Agreement by and between the Contributor and the Company dated June 23, 1998, as amended to date (the "Transfer Agreement") relating to the sale of Technology Square and 555 Technology Square (collectively, the "Properties"), both located in Cambridge, Massachusetts; and

      WHEREAS, the General Partner desires to admit the Contributor as a limited partner of the Partnership as provided in the Partnership Agreement in consideration for the Contribution.

      NOW THEREFORE, in consideration of the mutual agreements set forth herein and the re representations, warranties and covenants contained in the Transfer Agreement, the parties hereto agree as follows:

Section 1.  Admission of Limited Partners.

      1.1 Pursuant to the terms of this Agreement and the Transfer Agreement, the Contributor has made a Capital Contribution to the Partnership. In consideration of this Capital Contribution and pursuant to Section 12.2 of the Partnership Agreement, the Contributor is hereby admitted as an Additional Limited Partner of the Partnership and hereby agrees to become a party to and be bound by all of the terms and conditions of the Partnership Agreement, including, without limitation, the power of attorney provisions thereof.

      1.2 Pursuant to Section 12.2 of the Partnership Agreement, the General Partner hereby consents to the admission of the Contributor as an Additional Limited Partner of the Partnership. Pursuant to Section 4.2.A of the Partnership Agreement, the General Partner hereby issues to each Contributor the number of Units set forth opposite such Contributor's name on Schedule A hereto.

      1.3 The admission of the Contributor as an Additional Limited Partner of the Partnership shall become effective as of the date of this Agreement, which shall also be the date upon which the name of the Contributor is recorded on the books and records of the Partnership.

Section 2.  Amendment to Partnership Agreement.

      Pursuant to Section 12.3 of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends Exhibit A of the Partnership Agreement to reflect the admission of each of the Contributors as an Additional Limited Partner as provided in Section 1 of this Agreement.

Section 3.  Miscellaneous.

      3.1 Fees and Expenses. Except as set forth elsewhere in this Agreement or in the Contribution Agreement, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

      3.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of Delaware without regard to its conflict of laws provisions.

      3.3 Execution in Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      3.4 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.


                  [Remainder of Page Intentionally Left Blank.]

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                BEACON CAPITAL PARTNERS, L.P.,
                                a Delaware limited partnership

                                By:  Beacon Capital Partners, Inc.,
                                     a Maryland corporation
                                Its: General Partner

                                     /s/ William A. Bonn
                                -----------------------------
                                Name:  William A. Bonn
                                Title: Sr. Vice President


                                LIMITED PARTNERS:

                                Beacon Capital Partners, Inc., as
                                attorney-in-fact for the Limited Partners


                                     /s/ William A. Bonn
                                -----------------------------
                                Name:  William A. Bonn
                                Title: Sr. Vice President

                    Limited Partner Signature Page

      The undersigned, desiring to become one of the Limited Partners of Beacon Capital Partners, L.P. (the "Partnership"), hereby becomes a party to the Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement"). The undersigned agrees to be bound by all of the terms and conditions of the Partnership Agreement, including, without limitation, the power of attorney provisions, and further agrees that this signature page may be attached to any counterpart of the Partnership Agreement.


                                   Signature of Limited Partner:

                                   LUDDITE ASSOCIATES

                                       BY:  THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                            By:      /s/ John Gregoritz
                                               --------------------------------
                                            Name:      John Gregoritz
                                                  -----------------------------
                                            Its:       Vice President
                                                 ------------------------------
                                            Date:       June 24, 1998
                                                 ------------------------------


                                            BY: PIC REALTY CORPORATION

                                            By:      /s/ John Gregoritz
                                                -------------------------------
                                            Name:      John Gregoritz
                                                  -----------------------------
                                            Its:       Vice President
                                                 ------------------------------
                                            Date:       June 24, 1998
                                                  -----------------------------


                                            BY: PRUDENTIAL REALTY
                                                SECURITIES II, INC.

                                            By:      /s/ John Gregoritz
                                                -------------------------------
                                            Name:      John Gregoritz
                                                  -----------------------------
                                            Its:       Vice President
                                                 ------------------------------
                                            Date:       June 24, 1998
                                                  -----------------------------